EXHIBIT 10.15

FIRST AMENDMENT TO

COMPENSATION RELINQUISHMENT AGREEMENT

USA Waste-Management Resources, LLC (“Company”) and James C. Fish (the “Executive”) enter into this First Amendment to the Compensation Relinquishment Agreement on October 17, 2023.

WHEREAS, Company and Executive are currently parties to that First Amended and Restated Employment Agreement, dated as of December 22, 2017 (“Employment Agreement”);

WHEREAS, Company and Executive are also currently parties to that Compensation Relinquishment Agreement, dated as of December 22, 2017 (“Compensation Relinquishment Agreement”);

WHEREAS, pursuant to the Employment Agreement, Executive receives Base Salary as part of his compensation for serving as President and Chief Executive Officer;

WHEREAS, pursuant to the Compensation Relinquishment Agreement, Executive agreed to relinquish a portion of his annual Base Salary;

WHEREAS, commencing on January 1, 2023, and ending on December 31, 2023, Executive desires to amend the Compensation Relinquishment to increase the amount of Base Salary relinquished; and

WHEREAS, commencing on January 1, 2024, and continuing thereafter indefinitely, Executive desires to amend the Compensation Relinquishment to decrease the amount of Base Salary relinquished.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein and in the Compensation Relinquishment Agreement, Company and Executive agree to amend and replace Exhibit A to the Compensation Relinquishment Agreement in its entirety as attached hereto effective as of January 1, 2023 (“Effective Date”).

IN WITNESS WHEREOF, this Amendment is EXECUTED as of the date first set forth above and effective as set forth herein.

EXECUTIVE

/s/ James C. Fish, Jr.
James C. Fish, Jr.

USA WASTE-MANAGEMENT RESOURCES, LLC

/s/ Courtney A. Tippy
Courtney A. Tippy
Vice President and Secretary

EXHIBIT A

Year	Amount Relinquished
2018	$50,000
2019	$75,000
2020-2022	$100,000
2023	$200,000
2024 and Beyond	$100,000